Exhibit 32.2

SAFETY SHOT INC.

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Danielle De Rosa, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Safety Shot, Inc. on Form 10-K for the fiscal year ended December 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K as amended fairly presents, in all material respects, the financial condition and results of operations of Safety Shot, Inc.

Date: March 28, 2025

By:	/s/ Danielle De Rosa
Name:	Danielle De Rosa
Title:	Chief Financial Officer and Principal Accounting Officer

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Safety Shot, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.